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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (date of earliest event reported): April 20, 2000

                            EMERGE INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   000-29037                65-0534535
(State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation or                                  Identification No.)
       organization)

                 10315 102nd Terrace, Sebastian, Florida 32958
                    (Address of principal executive offices)

                                 (561) 589-7331
              (Registrant's telephone number, including area code)
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Item 2.       Acquisition or Disposition of Assets.

Purchase of Assets from Eastern Livestock Co., Inc.

         On April 20, 2000 eMerge Interactive, Inc. entered into an Agreement for the Purchase and Sale of Assets with Eastern Livestock Co., and its shareholders, which closed on May 1, 2000. eMerge purchased Eastern's rollover business which engages in buying cattle for immediate or short-term resale. The purchase of the rollover business includes acquisition of all tangible and intangible systems used in the conduct or operation of the business, all furniture and/or equipment and systems associated with the business, and any presence on the World Wide Web, including email addresses, maintained by or on behalf of Eastern in connection with the rollover business. The purchase price for these assets consisted of (i) $17,000,000 in cash, (ii) 1,215,913 shares of eMerge common stock and (iii) $4,500,000 in cash to be paid one year after the closing date or earlier upon certain events occurring. The Agreement for the Purchase and Sale of Assets is attached hereto as Exhibit 2.1. The related Registration Rights and Restricted Stock Agreement, Supply and Support Agreement, and Cattle Purchase Contract Agreement are attached hereto as Exhibits 2.2, 2.3 and 2.4 respectively.

Purchase of Assets from W.P. Land and Livestock, Inc.

         On April 21, 2000 eMerge Interactive entered into an Agreement for the Purchase and Sale of Assets with W.P. Land and Livestock, Inc., and its shareholders, which purchase is expected to close on or before May 15, 2000. Upon the closing of this purchase, eMerge will purchase all of the tangible and intangible property of W.P. Land and Livestock relating to its business of purchasing and reselling of cattle through auction as well as any presence on the World Wide Web maintained by or on behalf of W.P. Land and Livestock, including the page located at URL http://www.jordancattle.com and any email addresses used in connection with the business. The purchase price for these assets will be $2,784,595 in cash plus the value of certain inventory. The Agreement for the Purchase and Sale of Assets is attached hereto as Exhibit 2.5.

         On April 21, 2000 eMerge entered into a Contract for Sale and Purchase of Real Estate with the shareholders of W.P. Land and Livestock to purchase three parcels of land used in the above described business of W.P. Land and Livestock for a purchase price of $3,472,000 in cash. This sale will close at the time of the closing of the above described purchase of assets. The Contract for Sale and Purchase of Real Estate is attached hereto as Exhibit 2.6

Item 7.       Financial Statements & Exhibits

Financial Statements of Businesses Acquired:
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To be filed by amendment on or before July 5, 2000, in accordance with the provisions of paragraph (a)(4) of this Item.

Pro Forma Financial Information:
To be filed by amendment on or before July 5, 2000, in accordance with the provisions of paragraph (a)(4) of this Item.

Exhibits:

2.1      Agreement for the Purchase and Sale of Assets, dated April 20, 2000

2.2      Registration Rights and Restricted Stock Agreement, dated May 1, 2000

2.3      Supply and Support Agreement, dated May 1, 2000

2.4      Cattle Purchase Contract Agreement, dated May 1, 2000

2.5      Agreement for the Purchase and Sale of Assets, dated April 21, 2000

2.6      Contract for Sale and Purchase of Real Estate, dated April 21, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.



 /s/ T. Michael Janney
-------------------------------------
T. Michael Janney,
Treasurer and Chief Financial Officer

Date:  May 5, 2000